Exhibit 15.5

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statement on Form F-3 (No. 333-225979) of British Telecommunications plc of our report dated 23 May 2018 and 19 September 2018 relating to the financial statements, which appears in British Telecommunications plc’s Annual Report and this Form 20-F for the year ended 31 March 2019, included as Exhibit 15.2 to this Form 20-F.

/s/ PricewaterhouseCoopers LLP

London, United Kingdom

5 June 2019